                                                                     Exhibit (i)
                                                                     -----------

Vedder Price
                                             VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                             222 NORTH LASALLE STREET
                                             CHICAGO, ILLINOIS 60601-1003
                                             312-609-7500
                                             FACSIMILE: 312-609-5005


                                             A PARTNERSHIP INCLUDING VEDDER,
                                             PRICE, KAUFMAN & KAMMHOLZ, P.C.
                                             WITH OFFICES IN CHICAGO AND
                                             NEW YORK CITY


                                             November 29, 1999


Wayne Hummer Investment Trust
300 South Wacker Drive
15th Floor
Chicago, Illinois 60606

Ladies and Gentlemen:

     Reference is made to Post-Effective Amendment No. 21 to the Registration Statement on Form N-1A under the Securities Act of 1933 being filed by the Wayne Hummer Investment Trust (the "Fund") in connection with the public offering from time to time of units of beneficial interest, no par value ("Shares"), in the Wayne Hummer CorePortfolio Fund, the Wayne Hummer Growth Fund, the Wayne Hummer Income Fund, and the Wayne Hummer Money Market Fund (each, a "Portfolio" and collectively, the "Portfolios").

     We have acted as counsel to the Fund since its inception, and in such capacity are familiar with the Fund's organization and have counseled the Fund regarding various legal matters. We have examined such Fund records and other documents and certificates as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such materials, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us.

     Based upon the foregoing, and assuming that the Fund's Declaration of Trust dated September 29, 1983, as amended by the Written Instrument dated
December 16, 1983, the Written Instrument dated July 19, 1988, the Written Instrument dated November 24, 1992, and the Written Instrument dated July 23, 1999 (the "Declaration of Trust"), and the initial By-laws of the Fund adopted on September 29, 1983, as amended to December 16, 1983, as amended and restated as of December 1, 1992, and as amended by the Written Instrument dated
January 23, 1999 (the "By-laws"), are presently in full force and effect and have not been amended in any respect except as provided in the above-referenced documents and that the resolutions adopted by the Board of Trustees of the Fund on the dates listed on the attached Schedule, relating to organizational matters, securities matters, and the issuance of shares are presently in full force and effect and have not been amended in any respect, we advise you and opine that (a) the Fund is a validly existing voluntary

Vedder Price

association with transferrable shares under the laws of the State of Massachusetts and is authorized to issue an unlimited number of Shares in the Portfolios; and (b) presently and upon such further issuance of the Shares in accordance with the Fund's Declaration of Trust and By-laws and the receipt by the Fund of a purchase price not less than the net asset value per Share, and assuming that the Fund continues to validly exist as provided in (a) above, the Shares are and will be legally issued and outstanding, fully paid and nonassessable.

     The Fund is an entity of the type commonly known as a "Massachusetts business trust." Under Massachusetts law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Fund or any Portfolio. However, the Agreement and Declaration of Trust disclaims shareholder liability for acts and obligations of the Fund or of a particular Portfolio and requires that notice of such disclaimer be given in each note, bond, contract, instrument, certificate share or undertaking made or issued by the Trustees or officers of the Fund. The Agreement and Declaration of Trust provides for indemnification out of the property of a particular Portfolio for all loss and expense of any shareholder of that Portfolio held personally liable for the obligations of such Portfolio. Thus, the risk of liability is limited to circumstances in which the relevant Portfolio would be unable to meet its obligations.

     This opinion is solely for the benefit of the Fund, the Fund's Board of Trustees and the Fund's officers and may not be relied upon by any other person without our prior written consent. We hereby consent to the use of this opinion in connection with said Post-Effective Amendment.

                                    Very truly yours,


                                    /s/ Vedder, Price, Kaufman & Kammholz
                                    -------------------------------------
                                    VEDDER, PRICE, KAUFMAN & KAMMHOLZ


RJM/DAS

                         WAYNE HUMMER INVESTMENT TRUST

          Schedule of Board Resolutions Regarding Organizational and
          ----------------------------------------------------------
                   Securities Matters and Issuance of Shares
                   -----------------------------------------

 Date                               Board Action
--------                            ------------
11/21/83  Consent Resolutions of Sole Trustee

11/22/83 Organizational actions for Wayne Hummer Growth Fund; authorization and issuance of shares of Wayne Hummer Growth Fund; resolutions regarding filing of initial registration statement with SEC and various states

12/16/83  Consent Resolutions of Shareholders (approval of amendments to
          Declaration of Trust); Consent Resolutions of Trustees (approval of
          By-law amendment)

12/21/83  Redemption request of initial Massachusetts Shareholder

 1/20/84 Ratify filing of Pre-Effective Amendment No.1; authorize filing of Post-Effective Amendment; annual Blue Sky resolution

10/19/84  Annual Blue Sky resolution

 1/16/85  Authorize filing of Post-Effective Amendment

10/22/85  Annual Blue Sky resolution

 3/19/86  Authorize filing of Post-Effective Amendment

10/24/86  Annual Blue Sky resolution

 3/20/87  Authorize filing of Post-Effective Amendment

10/21/87  Annual Blue Sky resolution

 1/20/88  Authorize filing of Post-Effective Amendment

10/18/88  Annual Blue Sky resolution

 4/25/89  Authorize filing of Post-Effective Amendment

10/19/89  Annual Blue Sky resolution

 4/24/90  Authorize filing of Post-Effective Amendment

10/17/90  Annual Blue Sky resolution; ratify filing of Post-Effective Amendment

  5/9/91  Authorize filing of Post-Effective Amendment

10/29/91  Annual Blue Sky resolution; ratify filing of Post-Effective Amendment

  5/5/92  Authorize filing of Post-Effective Amendment

10/20/92  Annual Blue Sky resolution; ratify filing of Post-Effective Amendment

11/24/92 Approval of amendment to Declaration of Trust; approval of amended and restated By-laws; creation of Income Fund and authorization of issuance and sale of shares; authorize filing of Post-Effective
          Amendment; annual Blue Sky resolution; various other organizational actions for Income Fund

  5/5/93  Authorize filing of Post-Effective Amendment

10/26/93  Annual Blue Sky resolution

  5/4/94  Authorize filing of Post-Effective Amendment

10/25/94  Annual Blue Sky resolution

  5/2/95  Authorize filing of Post-Effective Amendment

10/24/95  Annual Blue Sky resolution

  5/3/96  Authorize filing of Post-Effective Amendment

10/21/96  Annual Blue Sky resolution

  5/2/97  Authorize filing of Post-Effective Amendment

10/20/97  Annual Blue Sky resolution

  5/1/98  Authorize filing of Post-Effective Amendment

10/19/98  Annual Blue Sky resolution

 1/23/99 Recommend amendment to Declaration of Trust; approve amendment to By-laws; initial organizational actions for Money Fund

  5/7/99 Various organizational actions for Money Fund; organizational actions for CorePortfolio Fund
